Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$1,218,983
Unrealized Gain (Loss) on Market Value of Commodity Futures	3,929,881
Dividend Income	135,526
Interest Income	235,731
ETF Transaction Fees	350
Total Income (Loss)	$5,520,471

Expenses
General Partner Management Fees	$51,399
Professional Fees	31,330
Brokerage Commissions	7,625
Directors' Fees and insurance	2,261
License fees	1,285
Total Expenses	$93,900
Net Income (Loss)	$5,426,571

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/24	$98,401,480
Withdrawals ((50,000) Shares)	(3,117,160)
Net Income (Loss)	5,426,571

Net Asset Value End of Month	$100,710,891
Net Asset Value Per Share (1,600,000 Shares)	$62.94

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596